UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 29, 2009

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (515) 225-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)     James W. Noyce, Chief Executive Officer and a Class A director of FBL Financial Group, Inc. resigned his positions as an officer and director of FBL and all affiliated companies effective April 28, 2009.

(c)      FBL Financial Group, Inc. has announced that James E. Hohmann, 53, has been retained as interim Chief Executive Officer effective April 29, 2009 pursuant to a contract expiring December 31, 2009.  The Board of Directors has the intention of naming a permanent CEO by year’s end.

          Mr. Hohmann has over 30 years of experience in the financial services industry, and was most recently employed by Allstate Corporation from January 2007 to January 2009 as the President and CEO of its subsidiary business, Allstate Financial.  Allstate Financial includes all financial businesses of Allstate Corporation including Allstate Life Insurance Company. Allstate Bank, Allstate Workplace, Allstate Institutional Markets, Allstate Structured Settlements, and the Allstate Broker Dealer.

          Previously he was President and Chief Operating Officer of Conseco Inc. from August 2006 to December 2006, after serving as Executive Vice President and Chief Administrative Officer from December 2004.

          He was President and CEO of XL Life and Annuity from 2001 to 2004. Prior to his tenure at XL, he was president, financial institutions, for Zurich Kemper Life. He worked more than 13 years for business consulting practices, including the Tillinghast Life Insurance Practice for Towers Perrin where he was Managing Principal of the Chicago Life operations, and KPMG Peat Marwick. He holds a BA from Northwestern University, and an MBA from the University of Chicago.

          Mr. Hohmann’s contract includes base salary at an annual rate of $732,000, plus a grant of restricted stock with a grant date value of $1,000,000.  Forty percent of the restricted shares are service based and will vest pro rata on a monthly basis through December 2009.  Sixty percent of the restricted shares are performance based and will vest only to the extent performance measures are met.  The performance measures will be determined by a committee of independent directors within the next 60 days. The Company will also pay certain housing and transportation expenses for Mr. Hohmann while he is interim CEO.

(d)      The Board of Directors has not yet filled the vacancy on the Board created by Mr. Noyce’s departure.

Item 7.01     Regulation FD Disclosure

On April 29, 2009, FBL Financial Group issued a news release announcing that its Board of Directors has named James E. Hohmann interim Chief Executive Officer, to succeed James W. Noyce, who is leaving FBL Financial Group. The news release is furnished as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: April 29, 2009

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	News release of the registrant dated April 29, 2009